Exhibit 1.1

REALTY INCOME CORPORATION
(a Maryland Corporation)

4,100,000 Shares of Common Stock

PURCHASE AGREEMENT

September 22, 2005

i

REALTY INCOME CORPORATION
(a Maryland corporation)

4,100,000 Shares of Common Stock
(Par Value $1.00 Per Share)

PURCHASE AGREEMENT

September 22, 2005

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

A.G. Edwards & Sons, Inc.

Wachovia Capital Markets, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

World Financial Center

North Tower

New York, New York 10281-1201

Ladies and Gentlemen:

Realty Income Corporation, a Maryland corporation (the “Company”), confirms its agreement with the underwriters named in Schedule A hereto (the “Underwriters” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), A.G. Edwards & Sons, Inc. (“A.G. Edwards”) and Wachovia Capital Markets, LLC (“Wachovia”) are acting as representatives (Merrill Lynch, A.G. Edwards and Wachovia, in such capacities, are hereafter called the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Common Stock, par value $1.00 per share, of the Company (the “Common Stock”), set forth in said Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 615,000 additional shares of Common Stock to cover over-allotments, if any.  The aforesaid 4,100,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 615,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-113032) and Amendment No. 1 thereto (as so amended, the “Current Registration Statement”) for the registration of shares of its

Common Stock (including the Securities), shares of its preferred stock, par value $1.00 per share (the “Preferred Stock”), and its debt securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses.  Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus supplement and, if required by Rule 424(b) (as defined below), a prospectus in accordance with the provisions of Rule 415 (“Rule 415”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b).  The information included in such Term Sheet that was omitted from the Current Registration Statement at the time it became effective but that is deemed to be part of the Current Registration Statement at the time the Term Sheet is filed with the Commission pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information.”  Each prospectus, together with any related prospectus supplement, relating to the Securities used before the Current Registration Statement became effective, and each prospectus, together with the related prospectus supplement, relating to the Securities that omitted the Rule 434 Information or that was captioned “Subject to Completion” that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “preliminary prospectus.”  The Current Registration Statement, including the exhibits thereto, schedules, if any, and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, including, if applicable, the Rule 434 Information, is hereinafter called, the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The prospectus dated March 23, 2004 (the “Base Prospectus”) and the final prospectus supplement relating to the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities are herein called, collectively, the “Prospectus.”  If Rule 434 is relied on, the term “Prospectus” shall refer to the Base Prospectus, the preliminary prospectus supplement relating to the Securities and the Term Sheet and all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “described,” “disclosed,” “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

All references in this Agreement to properties or improvements “owned by” or “of” the Company or any of its subsidiaries shall be deemed to mean and include all properties and improvements which are leased by the Company or any of its subsidiaries, as lessee.

SECTION 1.  Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the date hereof and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), neither the Prospectus nor any amendments or supplements thereto contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to

Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

(ii)                                  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the date hereof and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)                               Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)                              Financial Statements.  The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data, if any, and summary financial information, if any, included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The Company’s ratios of earnings to fixed charges and, if applicable, ratios of earnings to combined fixed charges and preferred stock dividends (actual and, if any, pro forma) included in the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

(v)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly distributions on the Common Stock in amounts per share that are consistent with past practice and regular monthly dividends on the Company’s 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class D Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(vi)                              Good Standing of the Company.  The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of Subsidiaries.  The only subsidiaries of the Company are Realty Income Texas Properties, L.P., a Delaware limited partnership, Realty Income Texas Properties, Inc., a Delaware corporation, Crest Net Lease, Inc., a Delaware corporation, CrestNet 1, LLC, a Delaware limited liability company (“CrestNet 1”), RI GA 1, LLC, a Delaware limited liability company (“RIGA1”), RI TN 1, LLC, a Delaware limited liability company (“RITN1”), RI TN 2 LLC, a Delaware limited liability company (“RITN2”), RI CS1, LLC, a Delaware limited liability company (“RICS1”), RI CS2, LLC, a Delaware limited liability company (“RICS2”), RI CS3, LLC, a Delaware limited liability company (“RICS3”), and Realty Income Pennsylvania Properties Trust, a Maryland business trust (“Realty Income Pennsylvania”), and the Company does not hold any equity interest in any corporation, limited liability company, partnership, business trust, joint venture or entity other than such subsidiaries.  The limited liability companies named in the preceding sentence are hereinafter called the “LLC Subsidiaries.”  Each subsidiary of the Company has been duly organized and is validly existing as a partnership, limited liability company, business trust or corporation, as the case may be, in good standing under the laws of the state of its organization and has power and authority as a partnership, limited liability company, business trust or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus; each such subsidiary is duly qualified as a foreign partnership, limited liability company, business trust or corporation, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding partnership interests, limited liability company interests, business trust interests and shares of capital stock, as the case may be, of each such subsidiary have been duly authorized (if applicable) and validly issued and are fully paid and are non-assessable

(except to the extent that the general partners of subsidiaries which are partnerships may be liable for the obligations of such partnerships) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding partnership interests, limited liability company interests, business trust interests or shares of capital stock, as the case may be, of such subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the partnership agreement, declaration of trust or trust agreement, limited liability company agreement (or other similar agreement) or charter or bylaws, as the case may be, of any such subsidiary or under any agreement or instrument to which the Company or any such subsidiary is a party.

(viii)                        Capitalization.  The authorized stock of the Company and the issued and outstanding stock of the Company are as set forth in the line items “Preferred Stock and paid in capital” and “Common Stock and paid in capital” under the caption “Capitalization” in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus).

(ix)                                Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)                                   Authorization of Capital Stock.  The shares of issued and outstanding Common Stock and Class D Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock or Class D Preferred Stock was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise, and the Common Stock and the Class D Preferred Stock conform to all statements relating thereto contained or incorporated by reference in the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(xi)                                Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or its limited liability company agreement (or other similar agreement), as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the respective properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Agreement or Instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or any of its subsidiaries.

(xii)                             Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s tenants, which, in either case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xiii)                          Absence of Proceedings.  The Company has not received any notice of any action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, and, to the best knowledge of the Company, there is no such proceeding now pending or threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv)                         Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

(xv)                            Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any

Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)                         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the other transactions contemplated by this Agreement, except such as have been already made or obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws.

(xvii)                      Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii)                   Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix)                           Partnership Agreements.  Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

(xx)                              Properties.  Except as otherwise disclosed in the Prospectus: (i) the Company and its subsidiaries have good and marketable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein, and all such liens, charges, encumbrances, claims or restrictions which are not disclosed in the Prospectus could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its subsidiaries considered as one enterprise; (iv) to the Company’s best knowledge, each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, singly or in the aggregate, have a Material Adverse Effect; (v) to the Company’s best knowledge, each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, singly or in the aggregate, have a Material Adverse Effect; (vi) to the best knowledge of the Company, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (viii) to the best knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, either singly or in the aggregate, would not have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxi)                           Insurance.  With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have title insurance on all real property and improvements described in the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all real property and improvements reflected in the Company’s most recent consolidated financial statements included in the Prospectus in an amount at least equal to the original cost of acquisition and the Company and its subsidiaries are entitled to all benefits of the insured thereunder, and each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective properties are located), and the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective properties are located) and the Company or one of its subsidiaries is named as an additional insured on all policies required under the leases for such properties.

(xxii)                        Environmental Matters.  Except as otherwise disclosed in the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the

Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (vi) to the Company’s best knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.  “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law.  “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment.  “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset.  “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air.  “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

(xxiii)                     Qualification as a Real Estate Investment Trust.   The Company was and is organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”); the Company at all times has met and continues to meet all the requirements of the Code for qualification and taxation as a “real estate investment trust”; the Company’s method of operation will enable it to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code; and the Company is qualified as a “real estate investment trust” under the Code and will be so qualified for the taxable year in which sales of the Securities occur.

(xxiv)                    Registration Rights.  There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, or included in the offering contemplated hereby.

(xxv)                       Tax Treatment of Certain Entities.  Each of R.I.C. Trade Center, Ltd., Empire Business Center, Ltd., and Silverton Business Center, Ltd., each a California limited partnership (the “Sub-Limited Partnerships”), was, from the time of the Consolidation (as defined herein) through and including the time of its merger into the Company, treated as a partnership (rather than as an association taxable as a corporation) for federal income tax purposes and, from the time of the Consolidation through and including the time of its merger into the Company, no Sub-Limited Partnership was ever treated as a publicly traded partnership taxable as a corporation for federal income tax purposes.  The Company’s ownership interests in two properties held through tenancies in common with unrelated third parties (which are the only properties which, since the Consolidation, have been held in tenancies in common with unrelated third parties) have not been, since the Consolidation, and will not be (or, in the case of properties which have been sold, were not until the time of the sale of such properties), treated as ownership interests in associations taxable as corporations for federal income tax purposes or treated as ownership interests in publicly traded partnerships taxable as corporations for federal income tax purposes.  Realty Income Texas Properties, L.P., a Delaware limited partnership, is not and has never been treated as an association taxable as a corporation for federal income tax purposes and is not and has never been treated as a publicly traded partnership taxable as a corporation for federal income tax purposes.  Realty Income Texas Properties, Inc., a Delaware corporation, is and has been at all times treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and is not required to be qualified as a foreign corporation in the State of Texas.  Each of the LLC Subsidiaries and Realty Income Pennsylvania has been 100% owned by the Company at all times since their respective formation dates and has not elected to be taxed as a corporation for tax purposes.  As used herein, the term “Consolidation” means the merger of 25 limited partnerships and RIC Properties Ltd., a California limited partnership, into the Company on August 15, 1994.

(xxvi)                    Securities.  The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the purchase price therefor specified in this Agreement, will be validly issued, fully paid and non-assessable; the Securities conform and will conform to the statements relating thereto contained in the Prospectus and such statements conform and will conform to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to the Underwriters; Closing.

(a)                                  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 615,000 shares of Common Stock at the price set forth in Schedule B; provided that the purchase price for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.  The option hereby granted may be exercised through and including the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the aggregate number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the aggregate number of all of the Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626-1925, or at such other place as shall be agreed upon by the Representatives and the Company, at 6:00 A.M. (California time) on September 27, 2005 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to an account at a bank designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose payment therefor has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement shall become effective or any supplement to the Prospectus, any Term Sheet or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and, if applicable, will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement, prospectus or term sheet transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement, prospectus or term sheet, as the case may be.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)                                  Rule 434.  If the Company uses Rule 434, it will comply with the requirements of such Rule.

(d)                                 Delivery of Registration Statement.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives and counsel for the Underwriters may reasonably request.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

(e)                                  Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

(f)                                    Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(g)                                 Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

(h)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(j)                                     Listing.   The Company will use its best efforts to effect the listing of the Securities in the New York Stock Exchange (the “NYSE”).

(k)                                  Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)                                     Restriction on Sale of Securities.   During the period beginning on the date of this Agreement through and including the 90th day after the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise, other than (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof referred to in the Registration Statement, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company existing on the date hereof and referred to in the Registration Statement, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan existing on the date hereof and referred to in the Registration Statement and (E)  any shares of Common Stock which may be issued by the Company to acquire other businesses or in connection with the Company’s entering into joint ventures or similar arrangements, in each case so long as those shares are issued directly to the stockholders or other owners of those businesses or to the other equity owners of such joint ventures or similar arrangements, as the case may be, and, prior to the issuance of any such shares, each recipient of any such shares executes and delivers to the Representatives an agreement substantially to the effect set forth in this paragraph, which agreement shall be in form and substance satisfactory to the Representatives and which agreement shall be applicable through and including the 90th day after the date of this Agreement, but which agreement (x) shall apply only to the shares of Common Stock issued to such persons pursuant to this clause (E) and (y) shall not include the exceptions set forth in clauses (A) through (E) of this paragraph.

SECTION 4.  Payment of Expenses.

(a)                                  Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the word processing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes or other duties payable upon the sale of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto,

(vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet and the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) if required, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (such fees and disbursements not to exceed $10,000) in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement shall be effective at the time of execution and delivery of this Agreement and any Rule 462(b) Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, and at Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) and, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 434 and Rule 424(b).

(b)                                 Opinions of Counsel for Company.  At Closing Time, (i) the Representatives shall have received the favorable opinions, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Company, Michael R. Pfeiffer, Executive Vice President, General Counsel and Secretary of the Company, and Venable LLP, Maryland counsel to the Company, each in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A, B and C hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request pursuant to Section 5(h); and (ii) if such special Maryland counsel shall deliver a Separate Opinion (as defined in the last paragraph of Exhibit C hereto), the Representatives shall have received such Separate Opinion, which shall comply with the requirements of the last paragraph of Exhibit C.

(c)                                  Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, with respect to this Agreement, the Securities, the Registration Statement and the Prospectus and such other matters as you may reasonably request.  In giving such opinion such counsel may rely, as to all matters arising under or governed by the laws of the State of Maryland, upon the opinion of Venable LLP delivered pursuant to Section 5(b) and, as to all matters governed by the laws of other jurisdictions (other than the law of the State of New York and the federal law of the United States) upon the opinions of counsel satisfactory to the Representatives.

(d)                                 Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman or the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the Commission.

(e)                                  Accountant’s Comfort Letter.   (i) At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; and (ii) at the Closing Time the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i) of this subsection (e) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f)                                    Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(g)                                 Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chairman or President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinions of Counsel for Company.   The favorable opinions of Latham & Watkins LLP, counsel for the Company, Michael R. Pfeiffer, Executive Vice President, General Counsel and Secretary of the Company, and Venable LLP, Maryland counsel to the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(b) hereof, and including, if applicable, the Separate Opinion of such Special Maryland Counsel which shall comply with the requirements of the last paragraph of Exhibit C.

(iii)                               Opinion of Counsel for Underwriters.  The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Bring-down Comfort Letter.  A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e)(i) hereof, except that the specified date referred to shall be a date not more than three business days prior to such Date of Delivery.

(v)                                 Approval of Listing.   At such Date of Delivery, the Option Securities shall have been approved for listing on the NYSE.

(h)                                 Additional Documents.  At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i)                                     Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which occurs after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                  Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

(b)                                 Indemnification of Company, Directors and Officers.   Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus (or, if Rule 434 is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Securities as set forth on such cover (or corresponding location on the Term Sheet, as the case may be).

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement and in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.  Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (and, if any Option Securities are to be purchased on a Date of Delivery which occurs after the Closing Time, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Date of Delivery) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, the New York

Stock Exchange or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal, California or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 13 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement at such time (the “Defaulted Securities”), Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the number of Defaulted Securities exceeds 10% of the total number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligations of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either Merrill Lynch or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to them c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, North Tower, 26th Floor, New York, New York 10281-1326, attention of Gregory Wright, Managing Director; and notices to the Company shall be directed to it at Realty Income Corporation, 220 West Crest Street, Escondido, California 92025-1725, attention of Legal Department.

SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

REALTY INCOME CORPORATION

By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President,
General Counsel and Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
A.G. EDWARDS & SONS, INC.
WACHOVIA CAPITAL MARKETS, LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Bruce Schanzer
Authorized Signatory

For themselves and as Representatives of the
Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,640,000
A.G. Edwards & Sons, Inc.	410,000
Wachovia Capital Markets, LLC	410,000
Bank of America Securities LLC	307,500
Credit Suisse First Boston LLC	307,500
Raymond James & Associates, Inc.	307,500
RBC Capital Markets Corporation	307,500
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.	102,500
Robert W. Baird & Co. Incorporated	102,500
Stifel, Nicolaus & Company, Incorporated	102,500
Wells Fargo Securities, LLC	102,500

Total:	4,100,000

A-1

SCHEDULE B

Price Schedule

1.                                       The initial public offering price per share for the Securities shall be $23.79 (the “Public Offering Price”).

2.                                       The purchase price per share for the Securities to be paid by the several Underwriters shall be $22.60 (being an amount equal to the Public Offering Price set forth above less $1.19 per share), provided that the purchase price for any Option Securities purchased upon exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.